Exhibit 99.1
ALTRA HOLDINGS, INC. FILES REGISTRATION STATEMENT
FOR AN INITIAL PUBLIC OFFERING
QUINCY, MA — September 29, 2006
Altra Holdings, Inc., parent company of Altra Industrial Motion, Inc., announced today that it has filed a registration statement with the Securities and Exchange Commission for a proposed initial public offering of its common stock. The number of shares to be offered and the price range for the offering have not yet been determined. A portion of these shares will be issued and sold by Altra Holdings, and a portion will be sold by certain stockholders of Altra Holdings.
Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Securities, LLC will act as joint book-running managers and Jefferies & Company, Inc. will act as a co-manager for the proposed offering.
A copy of the prospectus, relating to these securities may be obtained, when available, from: Merrill Lynch Prospectus Department, Four World Financial Center, 250 Vesey Street, New York, NY 10080; Phone: (212) 449-8415.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Altra Holdings, through its wholly-owed subsidiary Altra Industrial Motion, Inc., is a global supplier of quality power transmission and motion control products that are sold in a diverse group of industries, including energy, general industrial, material handling, mining, transportation, and turf and garden.
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CONTACT INFORMATION:
David Wall
Chief Financial Officer
Altra Holdings, Inc.
14 Hayward Street
Quincy, Massachusetts 02171
Phone: (617) 689-6380
Email: david.wall@altramotion.com

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